UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

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INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified In Its Charter)

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Shareholder Meeting Update from Patti Hart
IGT Announcement – Corporate Communications – February 11, 2013

Team,

As you know, IGT is recommending that our shareholders re-elect our eight, highly qualified and experienced Board of Directors at our March 5, 2013 Shareholders Meeting. Today, we are sending a letter to shareholders highlighting IGT’s effective execution of our comprehensive growth strategy and our strong and improving financial performance since 2009.

While we encourage you to review the full letter attached, I wanted to point out some of the most compelling points.  Please know, these positive results would not be possible without your commitment and hard work. Since 2009, as one team, we have:

•	Outperformed our peer index. In fact, as of January 30, 2013, our share price, after adjusting for dividends, has increased by 67%, compared to 26% for the peer index;
•	Reversed IGT’s previous decline in ship share and driven an increase in market capitalization. Since 2009 we have increased our market capitalization by $1.4 billion, or roughly 50%;
•	Renewed our focus on product quality, with customers responding to our “Customer First” approach. Most importantly, the highest number of customers now rate IGT as having the highest win per machine among our domestic competitors;
•	Enhanced both our corporate governance structure and practices.

Together, we can be proud of the work we have accomplished; positioning IGT for long-term growth and value creation.  Most importantly, we are meeting and exceeding the needs of our customers – an essential component of our comprehensive strategy. I want to thank you all for your dedication to IGT and ask that you continue to do great work and further solidify our position as an innovative, industry leader.

For employees who are also IGT shareholders, we recommend that you vote FOR IGT’s eight directors on the WHITE proxy card today … and reject the other nominees by declining to vote for them and discarding any gold proxy card you receive.

As always, if you receive any inquiries from external sources, please forward them to Susan Cartwright, VP Corporate Communications, at susan.cartwright@igt.com.

With gratitude,

Patti

Below, please find a copy of our shareholder letter being released this morning:

Dear Fellow IGT Shareholder:

We are writing to you today to highlight some of the outstanding results the IGT management team has achieved since joining the Company in 2009:

IGT’s Share Price Has Outperformed Peer Index

IGT’s Financial Performance Continues to Show Significant Improvement Since 2009,
Reflecting Management’s Successful Execution of IGT’s Comprehensive Plan

•	Over the past three years, IGT’s Board of Directors and management team have successfully charted a course for the Company that is both strategically and financially sound.
•	As a result, IGT’s financial performance has improved substantially since 2009, with the Company showing increases in revenue and ship share (a common industry measure of market
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share), as well as adjusted operating income and adjusted earnings per share (“EPS”) from continuing operations.[1]
•	In 2013, the Company expects to build on this momentum and to deliver its FOURTH consecutive year of double-digit growth in adjusted EPS from continuing operations.

Management Initiatives Have Reversed Decline in Market Share

and Driven Increase in Market Capitalization

•	Ship share under IGT’s prior CEO dropped by over 30 percentage points, corresponding with a dramatic decline in operating performance and a loss of $6.6 billion, or roughly 70%, of IGT’s market capitalization.
•	Under the leadership of Patti Hart, IGT has achieved improved ship share in recent years, and its market capitalization has increased by $1.4 billion, or roughly 50%.

[1] Adjusted operating income and adjusted earnings per share from continuing operations are non-GAAP financial measures; reconciliation of non-GAAP to GAAP measures is included at the end of this letter.

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Customers Increasingly Endorsing IGT’s Win Per Machine

•	IGT’s customers have responded to our “Customer First” approach and to our renewed focus on product quality.
•	In 2012, IGT was selected by 46% of customers as having highest win per machine, up 33% since 2010. The highest number of customers now rate IGT as having the highest win per machine among our domestic competitors.
•	Win per machine is the metric customers care about most because it reflects profits generated for their benefit.

IGT is Successfully Executing on International Growth Opportunities

•	Internationally, IGT is the clear leader among U.S gaming equipment manufacturers, and IGT continues to widen its lead in key international growth markets.
•	IGT was first in its industry to leverage locally attuned content in order to drive international performance.
•	IGT is enhancing access to international markets through the distribution of its licensed content.

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Double Down Provides IGT with an Industry-Leading Position in the Rapidly Growing

Online Social Casino Market to Create Value for Shareholders

•	DoubleDown Casino® is the second highest grossing game on Facebook, with Average Bookings per Daily Active User per Unit of ~$0.31, as compared to~$0.05 for Zynga.
•	The online casino gaming market remains the highest growth segment of the gaming industry --

analysts estimate 15-33% annual growth over the next three years, compared to 5 - 7% for the traditional gaming equipment space.

•	First-mover advantage is critical in this space; IGT has established a strong position with its acquisition of Double Down Interactive LLC (“Double Down”) and remains ahead of the curve.
•	IGT’s strategy has been validated by the entrance of other suppliers seeking to drive revenue by capitalizing on the rapid growth of online casino-style gaming.
•	Double Down is performing better than anticipated and remains on track to be GAAP accretive in 2014.

IGT’s Responsible Approach to Capital Allocation
Balances Investment with Capital Return to Shareholders

•	The Company’s industry-leading installed base generates tremendous cash flow, which IGT uses prudently to grow its business and return capital to shareholders.
•	Since 2009, IGT has invested nearly $800 million in R&D, and has strategically deployed $750 million to enhance its core electronic gaming business, while returning more than $860 million to shareholders over that same period of time.
•	Included in the $860 million is approximately $400 million from last fall’s accelerated share repurchase program, which was authorized by the Board after a careful consideration of all of the alternatives available for executing the buyback. Likewise, the size of the program was set by the Board taking into account the Company’s long term strategy and the long term best interests of the shareholders.
•	IGT has approximately $600 million remaining under its existing share repurchase authorization, which it is committed to deploying.

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IGT Offers a Shareholder-Friendly Governance Structure

IGT’s Strategy Has Taken Hold, Demonstrating IGT’s

Attractive Long-Term Growth Trajectory

•	The Board and management team have positioned IGT for long-term growth and significant value creation, and believe the interests of shareholders will be best served by IGT’s continued focus on its growth strategy.
•	In addition to continued growth in gaming operations and product sales, IGT is positioned to grow by leveraging new technologies and changing industry dynamics through its focus on interactive gaming.

Protect Your Investment – Cast Your Vote on the Enclosed WHITE PROXY CARD Now!

In contrast to your IGT Board and management team, which is delivering solid results and has clearly articulated a strategic plan to continue driving growth and value creation, the Ader / Mathewson Group has offered no specific plan for IGT. The IGT Board believes that the Ader / Mathewson Group has no real plan to enhance shareholder value and does not recognize that online, social and mobile gaming represent a significant opportunity for future value creation. The Board believes that the Ader / Mathewson Group nominees, if elected, would seek to pursue a path that represents a large step backward for IGT.

The IGT Board of Directors unanimously recommends that you vote FOR IGT’s eight highly qualified and experienced directors – Paget L. Alves, Janice Chaffin, Greg Creed, Patti S. Hart, Robert J. Miller, David E. Roberson, Vincent L. Sadusky and Philip G. Satre – by telephone, Internet or by signing, dating and returning the enclosed WHITE proxy card.

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To view the Company’s most recent investor presentation from February 2013, please visit the “Investor Relations” section of IGT’s website at www.igt.com. This presentation is also available on the Securities and Exchange Commission website at www.sec.gov.

On behalf of the International Game Technology Board of Directors, we thank you for your continued support:

Philip G. Satre, Chairman of the Board

Patti S. Hart, Chief Executive Officer

[1] Adjusted operating income and adjusted earnings per share from continuing operations are non-GAAP financial measures; reconciliation of non-GAAP to GAAP measures is included at the end of this letter.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

IGT Resources:

  Like us on Facebook
  Like DoubleDown Casino on Facebook
  Follow us on Twitter
  View IGT’s YouTube Channel
  Play DoubleDown Casino games
  Check out our other Games and Gaming Systems

About IGT

International Game Technology (NYSE: IGT) is a global leader in casino gaming entertainment and continues to transform the industry by translating casino player experiences to social, mobile and interactive environments for regulated markets around the world. IGT’s recent acquisition of DoubleDown Interactive provides engaging casino style entertainment to more than 5 million players monthly. More information about IGT is available at www.IGT.com or connect with IGT at @IGTNews or facebook.com/IGT. Anyone can play at the DoubleDown Casino by visiting http://apps.facebook.com/doubledowncasino or doubledowncasino.com.

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties. These statements include our expected future financial and operational performance and our strategic and operational plans. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the results predicted, and reported results should not be considered an indication of future performance. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions and changes in economic conditions affecting the gaming industry; new or changing laws or regulations or new

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interpretations of existing laws or regulations affecting our business; difficulties or delays in obtaining or maintaining necessary licenses or approvals; slow growth in the number of new gaming jurisdictions or new casinos or the rate of replacement of existing gaming machines; changes in operator or player preferences for our products; our ability to compete in the gaming industry with new or existing competitors; our ability to develop and introduce new products and their acceptance by our customers; risks related to our international operations; our ability to protect our intellectual property; adverse results of litigation, including intellectual property infringement claims; risks related to business combinations, investments in intellectual property and the integration of acquisitions; business disruptions, costs; future developments or changes affecting online gaming or social casino-style gaming, which is a new and evolving industry;  and future events related to the proxy contest initiated by the insurgent group. A further list and description of these and other risks, uncertainties and other matters can be found in our annual report and other reports filed with the Securities and Exchange Commission, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal 2012 filed with the SEC on November 28, 2012 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2012 filed with the SEC on February 6, 2013 and available on the SEC website at www.sec.gov and on the investor relations section of our website at www.IGT.com. All information provided in this letter is as of the date hereof, and IGT does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

Important Additional Information

International Game Technology (“IGT”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from IGT stockholders in connection with the matters to be considered at IGT’s 2013 annual meeting of stockholders. IGT has filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from IGT stockholders. IGT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of IGT’s directors and executive officers in IGT stock, restricted stock units and stock options is included in their SEC filings on Forms 3, 4 and 5, which can be found at IGT’s website (www.igt.com) in the section “Investor Relations.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with IGT’s 2013 annual meeting of stockholders. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by IGT with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at IGT’s website at www.igt.com or by writing to IGT at 6355 South Buffalo Drive, Las Vegas, Nevada 89113, Attn: Corporate Secretary.

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Presentation and Reconciliation of Non-GAAP Measures to GAAP

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Adjusted operating income and adjusted earnings per share from continuing operations are non-GAAP financial measures. We believe that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management’s effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP measures may not be calculated in the same manner by all companies and therefore may not be comparable.

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